UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2017

TerraVia Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35189	33-1077078
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 Gateway Boulevard
South San Francisco, CA	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 780-4777

Not Applicable
(Former name or former address, if changed since last report.)
________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the voluntary petitions (the “Bankruptcy Petitions”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) filed in the United States Bankruptcy Court for the District of Delaware (the “Court”) by TerraVia Holdings, Inc. (formerly known as Solazyme, Inc.), a Delaware corporation (the “Company”), and certain of the Company’s wholly owned domestic subsidiaries (collectively, the “Debtors”), on August 2, 2017 (the “Petition Date”), the Debtors filed a motion seeking Court approval of debtor-in-possession financing on the terms set forth in a contemplated Senior Secured Super-Priority Debtor In Possession Credit and Security Agreement (the “DIP Credit Agreement”). On August 3, 2017, the Court entered an order approving, on an interim basis, the financing to be provided pursuant to the DIP Credit Agreement (the “Interim Order”) and, on August 8, 2017, the DIP Credit Agreement was entered into by and among the Company, as borrower, each of the other Debtors, as subsidiary guarantors (each, a “Guarantor” and collectively with the Company, the “Loan Parties”), the lenders from time to time party thereto (the “DIP Lenders”) and Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent for the DIP Lenders (in such capacities, the “DIP Agent”).

The DIP Credit Agreement provides for a super-priority senior secured debtor-in-possession credit facility (the “DIP Facility”) consisting of delayed-draw term loans (collectively, the “DIP Term Loans”) in the aggregate principal amount of up to $10 million that may be funded in not more than two draws, with the first draw being made available after entry of the Interim Order and any subsequent draw being made available after entry of the Final Order (as defined below).

The proceeds of the DIP Facility will be used by the Company in accordance with an approved budget (i) for general corporate and working capital purposes, (ii) for restructuring costs, including the costs of the cases commenced by the Bankruptcy Petitions and (iii) for the payment of fees, costs and expenses related to the DIP Credit Agreement.

The maturity date of the DIP Facility is the earliest to occur of: (i) consummation of a sale of all or substantially all of the Debtors’ assets pursuant to section 363 of the Bankruptcy Code (a “Permitted Going-Concern Sale”), (ii) the effective date of a chapter 11 plan or (iii) December 31, 2017, subject to earlier termination upon the occurrence of an Event of Default (as defined in the DIP Credit Agreement) (such earliest date, the “Maturity Date”).  The outstanding principal of the loans under the DIP Facility will bear interest at a rate of LIBOR plus 12.0%, payable monthly in cash in arrears. The Company will pay to the DIP Agent for the account of each DIP Lender (i) a commitment fee equal to 4% of such DIP Lender’s commitment under the DIP Facility, payable on the Maturity Date and (ii) an undrawn-line fee equal to 1% per annum on any undrawn commitments, payable on the Maturity Date.  Additionally, the Company will pay (i) a prepayment or early repayment fee equal to 5% of the DIP Term Loans prepaid or repaid (as applicable), payable on the date of such prepayment or repayment (as applicable) and (ii) an exit fee equal to 5% of the commitments in respect of the DIP Facility, which exit fee shall be (x) in addition to any applicable prepayment or repayment fee paid pursuant to the foregoing clause (i) and (y) payable on the Maturity Date.

Pursuant to the terms of the DIP Credit Agreement, the Guarantors will guarantee the obligations of the Company under the DIP Facility. Subject to certain exceptions, the DIP Facility will be secured by a first priority perfected security interest in all of the assets of each Loan Party. The security interests and liens are subject only to certain carve-outs and certain permitted liens (including the liens on certain of the Company’s deposit accounts in favor of Silicon Valley Bank pursuant to that certain Amended and Restated Loan and Security Agreement, dated as of May 2, 2017, between Silicon Valley Bank and the Company, as set forth in the DIP Credit Agreement.)

The DIP Credit Agreement contains customary affirmative and negative covenants, representations and events of default for debtor-in-possession financings.

Furthermore, each of the following milestones (the “Milestones”) are included in the DIP Credit Agreement, and any failure to comply with these Milestones will constitute an event of default:

•	Entry of the Interim Order within five (5) days of the Petition Date;

•	Entry of a final order approving the DIP Facility (the “Final Order”) within forty (40) days of the Petition Date;

•	Filing a motion for entry of an order approving the Debtors’ bid procedures motion within one (1) business day of the Petition Date;

•
Entry of an order approving the Debtors’ bid procedures motion within twenty-eight (28) days of the Petition Date; provided that the Debtors shall use best efforts (including filing a motion to shorten notice under Local Bankruptcy Rule 6004-1(c)) to obtain entry of such order within fifteen (15) days of the Petition Date;

•
Initial bid deadline within the later to occur of (i) fifty (50) days of the Petition Date and (ii) twenty (20) days from entry of an order approving the Debtors’ bid procedures motion, which bids (in either case) shall be provided promptly to the DIP Lenders;

•	Auction (if any) within ten (10) days of the initial bid deadline;

•	Entry of order approving the winning bid within ten (10) days of the conclusion of the auction;

•	Consummation of a Permitted Going-Concern Sale within ten (10) days of entry of order approving such bid as the winning bid;

•	Entry of an order approving the disclosure statement and form of chapter 11 plan for the Loan Parties within seventy-five (75) days of Petition Date; and

•	Entry of an order confirming a chapter 11 plan for the Loan Parties within one-hundred and five (105) days of the Petition Date.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.
10.1
Senior Secured Super-Priority Debtor In Possession Credit and Security Agreement, dated as of August 8, 2017, by and among TerraVia Holdings, Inc., the guarantors from time to time party thereto, the lenders from time to time party thereto and Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TerraVia Holdings, Inc.

Date: August 10, 2017	By:	/s/ Paul Quinlan
Paul Quinlan
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1
Senior Secured Super-Priority Debtor In Possession Credit and Security Agreement, dated as of August 8, 2017, by and among TerraVia Holdings, Inc., the guarantors from time to time party thereto, the lenders from time to time party thereto and Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent.